Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
FIRST QUARTER 2020 RESULTS

Tampa, FL – May 8, 2020 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter of 2020.

Highlights

•
Net income for the first quarter 2020 was $25.1 million, or $0.28 per diluted share, compared with net income of $3.2 million, or $0.04 per diluted share, for the first quarter 2019. The increase was driven primarily by the gain on termination of a pre-existing arrangement related to the acquisition of ATC recorded during the first quarter of 2020 and an increase in revenues.

•	Shipping revenues for the first quarter 2020 were $100.9 million, up 15.0% compared with the first quarter 2019.

•	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter 2020 were $97.1 million, up 17.3% compared with the first quarter 2019.

•	First quarter 2020 Adjusted EBITDA(B), a non-GAAP measure, was $52.8 million, up 123.7% from $23.6 million in the first quarter 2019.

•	Total cash(C) was $101.5 million as of March 31, 2020.

•
On March 12, 2020, subsidiaries of the Company completed the purchase of three U.S.-flagged crude oil carrier vessels, the Alaskan Explorer, Alaskan Legend and Alaskan Navigator, and have entered into a bareboat charter with BP for a fourth vessel, the Alaskan Frontier, currently in layup. In connection with these transactions, OSG also completed the acquisition of Alaska Tanker Company LLC (ATC), making ATC a wholly owned subsidiary of OSG.

•
On March 26, 2020, one of the Company's subsidiaries, OSG 204 LLC, closed on a $33.2 million 5-year term loan with Wintrust Commercial Finance and other syndicate lenders to finance a new 204,000 barrel U.S. Flag oil and chemical ATB barge, which is scheduled to be delivered in May 2020.

Sam Norton, President and CEO, stated, “We are pleased that the results we have announced today give credence to the narrative of emerging strength in our businesses that we have been speaking of in recent quarters. The deep book of time charters which we entered into at the end of last year has provided considerable insulation from exposure to the current market turmoil that has followed the outbreak of COVID-19, as well as from the extraordinary drop in transportation fuel demand affecting both crude oil and refined product pricing.”

Mr. Norton added, “Our tankers, niche businesses and remaining ATB’s operated at close to 100% utilization rates throughout the first quarter, producing solid results. With the ATC vessels also beginning to contribute, and recent financings having significantly strengthened our liquidity, OSG is now well positioned to confront the heightened uncertainty occasioned by the impact of COVID-19 on both our operations as well as on the markets that we serve.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

First Quarter 2020 Results

Shipping revenues were $100.9 million for the quarter, up 15.0% compared with the first quarter of 2019. TCE revenues for the first quarter of 2020 were $97.1 million, an increase of $14.3 million, or 17.3%, compared with the first quarter of 2019. The increase in shipping and TCE revenues primarily resulted from (a) the addition of one MR tanker, Overseas Key West, two Marshall Islands flagged MR tankers, Overseas Gulf Coast and Overseas Sun Coast, and three crude oil tankers, which were acquired on March 12, 2020, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, to our fleet (b) an increase in average daily rates earned by our fleet and (c) decreased spot market exposure. The increase was offset by two fewer ATBs in our fleet during the first quarter of 2020 compared to the first quarter of 2019.

Operating income for the first quarter of 2020 was $37.5 million compared to operating income of $9.7 million in the first quarter of 2019. The increase was driven primarily by the gain on termination of a pre-existing arrangement related to the acquisition of ATC recorded during the first quarter of 2020 and an increase in revenues.

Net income for the first quarter 2020 was $25.1 million, or $0.28 per diluted share, compared with net income of $3.2 million, or $0.04 per diluted share, for the first quarter 2019.

Adjusted EBITDA was $52.8 million for the quarter, an increase of $29.2 million compared with the first quarter of 2019.

Conference Call

The Company will host a conference call to discuss its first quarter 2020 results at 9:30 a.m. Eastern Time (“ET”) on Friday, May 8, 2020.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Friday, May 8, 2020 through 10:59 p.m. ET on Friday, May 15, 2020 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10142573.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also owns and operates two Marshall Islands flagged MR tankers which trade internationally. In addition to the currently operating fleet, OSG has on order two Jones Act compliant barges which are scheduled for delivery in 2020.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will have in the future, a profound impact on our workforce, and many aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K, in our upcoming Form 10-Q filing, and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$78,150	$63,120
Voyage charter revenues	22,709	24,617
	100,859	87,737

Operating Expenses:
Voyage expenses	3,786	4,984
Vessel expenses	35,769	32,446
Charter hire expenses	22,460	22,298
Depreciation and amortization	14,019	12,478
General and administrative	6,173	5,674
Loss on disposal of vessels and other property, including impairments, net	296	117
Total operating expenses	82,503	77,997
Income from vessel operations	18,356	9,740
Gain on termination of pre-existing arrangement	19,172	—
Operating income	37,528	9,740
Other income, net	31	355
Income before interest expense and income taxes	37,559	10,095
Interest expense	(6,074)	(6,506)
Income before income taxes	31,485	3,589
Income tax expense	(6,360)	(392)
Net income	$25,125	$3,197

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,422,311	89,004,947
Diluted - Class A	90,388,988	89,421,143
Per Share Amounts:
Basic and diluted net income - Class A	$0.28	$0.04

Consolidated Balance Sheets
($ in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$81,359	$41,503
Restricted cash	20,060	60
Voyage receivables, including unbilled of $6,586 and $5,611, net of reserve for doubtful accounts	7,907	9,247
Income tax receivable	5,776	1,192
Other receivables	6,108	3,037
Inventories, prepaid expenses and other current assets	3,473	2,470
Total Current Assets	124,683	57,509
Vessels and other property, less accumulated depreciation	823,030	737,212
Deferred drydock expenditures, net	23,882	23,734
Total Vessels, Other Property and Deferred Drydock	846,912	760,946
Restricted cash - non current	88	114
Investments in and advances to affiliated companies	—	3,599
Intangible assets, less accumulated amortization	30,667	31,817
Operating lease right-of-use assets	270,388	286,469
Other assets	18,017	35,013
Total Assets	$1,290,755	$1,175,467
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$45,308	$35,876
Current portion of operating lease liabilities	90,410	90,145
Current portion of finance lease liabilities	4,001	4,011
Current installments of long-term debt	55,745	31,512
Total Current Liabilities	195,464	161,544
Reserve for uncertain tax positions	878	864
Noncurrent operating lease liabilities	203,000	219,501
Noncurrent finance lease liabilities	23,027	23,548
Long-term debt	385,856	336,535
Deferred income taxes, net	79,066	72,833
Other liabilities	36,497	19,097
Total Liabilities	923,788	833,922
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 85,845,920 and 85,713,610 shares issued and outstanding)	858	857
Paid-in additional capital	590,674	590,436
Accumulated deficit	(218,214)	(243,339)
	373,318	347,954
Accumulated other comprehensive loss	(6,351)	(6,409)
Total Equity	366,967	341,545
Total Liabilities and Equity	$1,290,755	$1,175,467

Consolidated Statements of Cash Flows
($ in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$25,125	$3,197
Items included in net income not affecting cash flows:
Depreciation and amortization	14,019	12,478
Gain on termination of pre-existing arrangement	(19,172)	—
Loss on disposal of vessels and other property, including impairments, net	296	117
Amortization of debt discount and other deferred financing costs	533	510
Compensation relating to restricted stock awards and stock option grants	438	309
Deferred income tax benefit	2,135	111
Interest on finance lease liabilities	506	—
Non-cash operating lease expense	22,811	22,176
Other - net	—	231
Distributed earnings of affiliated companies	3,562	3,548
Payments for drydocking	(3,327)	(1,342)
Operating lease liabilities	(22,969)	(22,407)
Changes in operating assets and liabilities, net	2,162	(7,809)
Net cash provided by operating activities	26,119	11,119
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	(16,973)	—
Expenditures for vessels and vessel improvements	(20,871)	(10,910)
Expenditures for other property	(232)	(588)
Net cash used in investing activities	(38,076)	(11,498)
Cash Flows from Financing Activities:
Payments on debt	(7,865)	(4,167)
Tax withholding on share-based awards	(197)	(294)
Issuance of debt, net of issuance and deferred financing costs	80,886	—
Payments on principal portion of finance lease liabilities	(1,037)	—
Net cash provided by/(used in) financing activities	71,787	(4,461)
Net increase/(decrease) in cash, cash equivalents and restricted cash	59,830	(4,840)
Cash, cash equivalents and restricted cash at beginning of period	41,677	80,641
Cash, cash equivalents and restricted cash at end of period	$101,507	$75,801

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2020 and the comparable period of 2019. Revenue days in the quarter ended March 31, 2020 totaled 1,898 compared with 1,784 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2020		2019
Three Months Ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$61,951	$60,260	$27,940	$56,863
Revenue days	92	1,052	90	982
Non-Jones Act Handysize Product Carriers:
Average rate	$27,727	$16,788	$25,898	$12,097
Revenue days	154	182	113	67
ATBs:
Average rate	$28,332	$24,015	$20,992	$21,557
Revenue days	93	89	86	266
Lightering:
Average rate	$78,258	$61,012	$72,905	$—
Revenue days	91	87	180	—
Alaska (a):
Average rate	$—	$59,015	$—	$—
Revenue days	—	58	—	—
(a) Excludes one Alaska vessel currently in layup.

Fleet Information

As of March 31, 2020, OSG’s operating fleet consisted of 25 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at March 31, 2020
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	6	11	17	810,825
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	59,490
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	12	25	1,733,621

(1)
Includes two owned shuttle tankers, 11 chartered-in tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.

(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.

(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended March 31,
	2020	2019
Time charter equivalent revenues	$97,073	$82,753
Add: Voyage expenses	3,786	4,984
Shipping revenues	$100,859	$87,737

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which include Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended March 31,
($ in thousands)	2020	2019
Niche Market Activities	$21,706	$22,602
Jones Act Handysize Tankers	12,384	2,439
ATBs	2,805	2,968
Alaska Crude Oil Tankers	1,949	—
Vessel Operating Contribution	38,844	28,009
Depreciation and amortization	14,019	12,478
General and administrative	6,173	5,674
Loss on disposal of vessels and other property, including impairments, net	296	117
Income from vessel operations	$18,356	$9,740
(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
($ in thousands)	2020	2019
Net income	$25,125	$3,197
Income tax expense	6,360	392
Interest expense	6,074	6,506
Depreciation and amortization	14,019	12,478
EBITDA	51,578	22,573
Amortization classified in charter hire expenses	143	231
Interest expense classified in charter hire expenses	379	404
Loss on disposal of vessels and other property, including impairments, net	296	117
Non-cash stock based compensation expense	438	309
Adjusted EBITDA	$52,834	$23,634

(C) Total Cash

($ in thousands)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$81,359	$41,503
Restricted cash - current	20,060	60
Restricted cash – non-current	88	114
Total Cash	$101,507	$41,677